UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

DATE OF EARLIEST REPORTED EVENT - SEPTEMBER 18, 2006

AXION POWER INTERNATIONAL, INC. (Exact name of Registrant as specified in its charter)
Delaware (State or other jurisdiction of incorporation)	000-22573 (Commission File Number)	65-0774638 (I.R.S. Employer Identification Number)
100 Caster Avenue Woodbridge, Ontario, Canada L4L 5Y9 (Address of principal executive offices)
(905) 264-1991 (Registrant’s telephone number, including area code)
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.02. Non-Reliance on Previously Issued Financial Statements or Related Audit Report or Completed Interim Review

As previously reported on the Current Report on Form 8-K for Axion Power International, Inc. filed with the SEC on August 14, 2006, we previously filed Post-effective Amendment No. 2 to our Form S-1 Registration Statement under the Securities Act of 1933 for the purpose of registering the resale of 1,627,500 shares of common stock held by the Trust for the Benefit of the Shareholders of Mega-C Power Corporation (the “Mega-C Trust”). On May 12, 2006, we were advised by the SEC that the amendment would be held in abeyance while the SEC’s accounting staff conducted a detailed review of our audited financial statements for the years ended December 31, 2003, 2004 and 2005 and our unaudited interim financial statements for the periods ended March 31, June 30 and September 30, 2004 and 2005. As is typical in such reviews, the SEC’s accounting staff raised a number of issues that our management, lawyers and auditors have been diligently working to address.

On August 9, 2006, the audit committee of the board of directors concluded that certain notes receivable from Mega-C Power Corporation should have been impaired for reporting purposes as of June 30, 2004 and for all subsequent reporting periods. Accordingly, the audit committee concluded that our previously issued audited financial statements for the years ended December 31, 2004 and 2005 and our previously issued unaudited interim financial statements for the period ended June 30, 2004 and all subsequent interim periods should no longer be relied upon.

On September 18, 2006, the audit committee concluded that, upon reexamination of the issues raised by the SEC and discussion with our outside consultants, our financial statements for the fiscal years ended December 31, 2003 and 2004 should be re-audited. The audit committee has requested our current independent accountants, Freed Maxick & Battaglia, to consider proceeding with a re-audit of our 2003 and 2004 fiscal years. Until the re-audit is completed, the Company is unable to fully estimate the effects of the errors that may exist in our consolidated financial statements, therefore, our audited financial statements for the years ended December 31, 2003 and 2004, and our interim financial statements for the periods ended March 31, June 30 and September 30 of 2004 and 2005 should no longer be relied upon.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, Axion Power International, Inc. has caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: September 22, 2006

Axion Power International, Inc.

By: /s/ Thomas Granville
Thomas Granville
Chief Executive Officer